Exhibit 1.1

Execution Version

Vanguard Natural Resources, LLC

7,137,255 Common Units

Representing Limited Liability Company Interests

Underwriting Agreement

New York, New York

January 19, 2012

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Barclays Capital Inc.
UBS Securities LLC
RBC Capital Markets, LLC

As Representatives of the several Underwriters named in Schedule II hereto

c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

Vanguard Natural Resources, LLC, a limited liability company organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as Representatives, 4,000,000 common units (the “Company Underwritten Units”) representing limited liability company interests in the Company (“Common Units”).  Denbury Onshore, LLC, a limited liability company organized under the laws of Delaware (the “Selling Unitholder”), proposes to sell to the Underwriters 3,137,255 Common Units (the “Selling Unitholder Underwritten Units”).  The Company Underwritten Units and the Selling Unitholder Underwritten Units to be issued and sold to the Underwriters as set forth on Schedule II hereto are hereinafter collectively referred to as the “Underwritten Units.”  The Company also proposes to grant to the Underwriters an option to purchase up to 1,070,588 additional Company Underwritten Units to cover over-allotments (the “Option Units”; the Option Units, together with the Underwritten Units, being hereinafter called the “Units”).

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

As of the date hereof:

(i) The Company beneficially owns all of the issued and outstanding limited liability company interests in Vanguard Natural Gas, LLC, a Kentucky limited liability company formerly known as Nami Holding Company, LLC (“VNG”), and all of the issued and outstanding common stock, par value $0.01, of VNR Finance Corp., a Delaware corporation (“VNR Finance”).

(ii) VNG beneficially owns all of the issued and outstanding limited partner interests in Encore Energy Partners LP, a Delaware limited partnership (“ENP LP”), and all of the issued and outstanding limited liability company interests in each of Encore Energy Partners GP, LLC, a Delaware limited liability company (“ENP GP”), Ariana Energy, LLC, a Tennessee limited liability company (“AE”), VNR Holdings, LLC, a Delaware limited liability company (“VNR Holdings”), Trust Energy Company, LLC, a Kentucky limited liability company (“TEC”), and Vanguard Permian, LLC, a Delaware limited liability company (“Permian,” and together with AE, TEC and VNR Holdings, the “VNG Operating Subsidiaries”).

(iii) ENP GP beneficially owns a 1.1% general partner interest in ENP LP, and ENP LP beneficially owns all of the issued and outstanding limited liability company interests in Encore Energy Partners Operating LLC, a Delaware limited liability company (“ENP OLLC”), and all of the issued and outstanding common stock, par value $0.01, of Encore Energy Partners Finance Corporation, a Delaware corporation (“ENP Finance”).

(iv)           ENP OLLC beneficially owns all of the issued and outstanding limited liability company interests in Encore Clear Fork Pipeline LLC, a Delaware limited liability company (“Encore Pipeline,” and together with ENP OLLC, the “ENP Operating Subsidiaries”).

The Company, Encore Pipeline, ENP GP, ENP LP, ENP OLLC, VNG, TEC, Permian, VNR Holdings and AE are sometimes referred to herein collectively as the “Vanguard Parties.” As used herein, “Operative Agreements” means collectively, the Company LLC Agreement (as defined in Section 1(i)(h) hereof), the VNG LLC Agreement (as defined in Section 1(i)(j) hereof), the ENP GP LLC Agreement (as defined in Section 1(i)(l) hereof), the ENP LP Partnership Agreement (as defined in Section 1(i)(m) hereof), and each Operating Subsidiary LLC Agreement (as defined in Section 1(i)(o) hereof), as they may be amended or restated at or prior to the Closing Date.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (SEC File No. 333-179050), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to the Underwriters.  The Company will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in Section 3 hereof) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Units and the number of Option Units to be included on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Units and the number of Option Units to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Units within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(g) Each of the Vanguard Parties has been duly formed and is validly existing and in good standing as a limited liability company or limited partnership, as the case may be, under the laws of the state of its formation, with full limited liability company or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and the Operative Agreements, as the case may be, and is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction that requires such registration or qualification, all of such jurisdictions being listed on Schedule IV hereto, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations or prospects of the Vanguard Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or (ii) subject the members of the Company to any material liability or disability.

(h) At the Closing Date, the Company will have 48,400,399 Common Units (not including the Units) and 420,000 Class B Units issued and outstanding. All of such Common Units and Class B Units have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Company LLC Agreement”) and are fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)). Such Common Units and Class B Units conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(i) The Units to be issued and sold by the Company to the Underwriters pursuant to this Agreement have been duly authorized in accordance with the Company LLC Agreement and, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement and the Company LLC Agreement, will be validly issued in accordance with the Company LLC Agreement, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Units, when issued and delivered against payment therefor in accordance with this Agreement and the Company LLC Agreement, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(j) The Company directly owns 100% of the limited liability company interests in VNG; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of VNG (the “VNG LLC Agreement”) and are fully paid (to the extent required in the VNG LLC Agreement) and nonassessable (except as such nonassessability may be affected by Kentucky Revised Statutes Section 275.230); and the Company directly owns such limited liability company interests free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances (collectively, “Liens”), other than those permitted or arising under the Third Amended and Restated Credit Agreement, dated September 30, 2011, by and among VNG, Citibank, N.A. and the lenders party thereto, as amended by the First Amendment to such agreement (such agreement, as amended, the “Credit Agreement”), the Term Loan, dated November 30, 2011, by and among VNG, Citibank, N.A. and the lenders party thereto (the “Term Loan”), and restrictions on transferability contained in the VNG LLC Agreement.

(k) The Company directly owns 100% of the outstanding shares of capital stock of VNR Finance; all such shares have been duly authorized and validly issued and are fully paid and non-assessable; and the Company directly owns all such shares free and clear of any Liens, other than those permitted or arising under the Credit Agreement and the Term Loan.

(l) VNG directly owns 100% of the limited liability company interests in ENP GP; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ENP GP (the “ENP GP LLC Agreement”) and are fully paid (to the extent required in the ENP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Company directly owns such limited liability company interests free and clear of any Liens, other than those permitted or arising under the Credit Agreement and the Term Loan and restrictions on transferability contained in the ENP GP LLC Agreement.

(m) ENP GP is the sole general partner of ENP LP and directly owns a 1.1% general partner interest in ENP LP, such general partner interest has been duly authorized and validly issued in accordance with agreement of limited partnership of the ENP LP (the “ENP LP Partnership Agreement”) are fully paid and nonassessable and ENP GP directly owns such general partner interest free and clear of any Liens.

(n) ENP LP directly owns 100% of the outstanding shares of capital stock of ENP Finance; all such shares have been duly authorized and validly issued and are fully paid and non-assessable; and ENP LP directly owns all such shares free and clear of any Liens, other than those permitted or arising under the Credit Agreement and the Term Loan.

(o)  VNG, ENP LP or ENP OLLC, as the case may be, directly owns 100% of the limited liability company interests in the ENP Operating Subsidiaries and the VNG Operating Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the applicable ENP Operating Subsidiary or VNG Operating Subsidiary (each such limited liability company agreement, an “Operating Subsidiary LLC Agreement”) and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act, Kentucky Revised Statutes Section 275.230 and Tennessee Code Section 48-237-101, as applicable); and VNG, ENP LP or ENP OLLC, as the case may be, directly owns such limited liability company interests free and clear of any Liens, other than those permitted or arising under the Credit Agreement and the Term Loan and restrictions on transferability contained in the applicable Operating Subsidiary LLC Agreement.

(p) VNG directly owns 100% of the limited partner interests in ENP LP, such limited partner interests have been duly authorized and validly issued in accordance with the ENP LP Partnership Agreement, are fully paid and nonassessable and VNG directly owns such limited partner interests free and clear of any Liens other than those permitted or arising under the Credit Agreement and the Term Loan and restrictions on transferability contained in the ENP LP Partnership Agreement.

(q) Other than (i) the Company’s ownership of 100% of the limited liability company interests in VNG and 100% of the common stock of VNR Finance, (ii) VNG’s ownership of 100% of the limited liability company interests in ENP GP and the limited liability company interests in the VNG Operating Subsidiaries and 100% of the limited partner interests in ENP LP, (iii) ENP LP’s ownership of 100% of the limited liability company interests in ENP OLLC and 100% of the common stock of ENP Finance, (iv) ENP GP’s ownership of a 1.1% general partner interest in ENP LP and (v) ENP OLLC’s ownership of 100% of the limited liability company interests in Encore Pipeline, none of the Vanguard Parties owns or, as of the applicable Closing Date, will own directly or indirectly any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(r) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus.

(s) (i) Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Vanguard Parties; (ii) except as described in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for equity or other ownership interests in the Vanguard Parties are outstanding; and (iii) as described in the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the public offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Vanguard Parties, except for those rights set forth in Article 5 of the Company LLC Agreement, which rights have been waived in full in respect of this offering of the Units.

(t) Each of the Vanguard Parties has all requisite power and authority to execute and deliver this Agreement and to enter into and perform its obligations hereunder. The Company has all requisite limited liability company power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Company LLC Agreement. On the Closing Date and each settlement date, all limited liability company or partnership, as the case may be, action required to be taken by the Vanguard Parties or any of their members or stockholders for (i) the authorization, issuance, sale and delivery of the Units, and (ii) the consummation of the transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(u) This Agreement and the Operative Agreements have been duly authorized and validly executed and delivered by each party hereto and thereto, and each Operative Agreement is a valid and legally binding agreement of each party thereto, enforceable against each such party in accordance with its terms; provided that with respect to each agreement described in this Section 1(i)(u), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(v) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, (i) there has been no material loss or interference with the business or properties of the Vanguard Parties from fire, explosion, flood or other accident or calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree; (ii) there has been no adverse change, or any developments that, individually or in the aggregate, could reasonably be expected to result in a material adverse change, in the general affairs, condition (financial or otherwise), management, earnings, business, properties, operations or prospects of the Vanguard Parties, taken as a whole, whether or not arising from transactions in the ordinary course of business; (iii) none of the Vanguard Parties has incurred any material liability or obligation, direct, indirect or contingent, or entered into any material transaction or agreement; and (iv) there has been no material change in the consolidated capitalization of the Vanguard Parties, taken as a whole.

(w) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required by the Act (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters that will be contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the headings “The Offering,” “Description of Our Debt Securities,” “Description of Our Common Units,” “Cash Distribution Policy,” “Description of Our Limited Liability Company Agreement,” “Material Tax Considerations,” “Material Tax Consequences” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are and will be accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings, except that no representation or warranty is given herein as to the information specifically identified in Section 8(c) hereof as information furnished by any Underwriter.

(x) None of the Vanguard Parties is or, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(y) Except such as have been obtained or made by the Company under the Act, the Exchange Act and applicable state securities laws, no consent, approval, authorization or order of or filing with any court or governmental agency or body is required by any Vanguard Party for the execution, delivery and performance by any such Vanguard Party of this Agreement or the Operative Agreements or the consummation of the transactions contemplated herein or therein and in the Disclosure Package and the Final Prospectus.

(z) None of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus, the execution, delivery or performance of this Agreement or the Operative Agreements by the Vanguard Parties that are a party thereto or the consummation of any of the transactions contemplated herein or therein, conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of any of the Vanguard Parties pursuant to, (i) the certificate of formation, certificate of incorporation, certificate of limited partnership, limited liability company agreement, agreement of limited partnership, bylaws or other organizational documents of any Vanguard Party, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Vanguard Party is a party or bound or to which the property of any Vanguard Party is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree, applicable to any Vanguard Party, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Vanguard Party or any of its properties, that in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus.

(aa) The historical financial statements (including the related notes and supporting schedules) included in or incorporated by reference into the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The financial data set forth under the captions “Capitalization” and “Ratio of Earnings to Fixed Charges” in the Disclosure Package, the Final Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein.  The pro forma financial information included in or incorporated by reference into the Disclosure Package, the Final Prospectus and the Registration Statement includes assumptions that provide a reasonable basis for presenting in all material respects the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect in all material respects to those assumptions and reflect the proper application of those adjustments to the historical financial statement amounts.  The pro forma financial information included in or incorporated by reference into the Disclosure Package, the Final Prospectus and the Registration Statement complies as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act. No other financial statements or supporting schedules are required to be included in or incorporated by reference into the Registration Statement.  As of September 30, 2011, the Company would have had, on the as adjusted basis indicated in the Disclosure Package and the Final Prospectus, a consolidated capitalization in all material respects as set forth therein.

(bb)  Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Vanguard Parties or their property is pending or, to the best knowledge of the Vanguard Parties, threatened or contemplated that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any of the Operative Agreements or the consummation of any of the transactions contemplated herein or therein; (ii) could reasonably be expected to have a Material Adverse Effect; or (iii) is required to be described in the Preliminary Prospectus or the Final Prospectus.

(cc) Each of the Vanguard Parties owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(dd) DeGolyer and MacNaughton (“D&M”) are independent petroleum engineers with respect to the Vanguard Parties.

(ee) Except as described in the Disclosure Package and the Prospectus, the oil and natural gas reserve estimates of the Vanguard Parties contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared by D&M in accordance with the Commission guidelines applied on a consistent basis throughout the periods involved, and none of the Vanguard Parties has any reason to believe that such reserve estimates do not fairly reflect the oil and natural gas reserves of the Vanguard Parties as of the dates indicated in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ff) The Vanguard Parties have legal, valid and defensible title to the interests in the oil and natural gas properties underlying the estimates of D&M of the Vanguard Parties’ net proved reserves contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus and to all other real and personal property reflected in the Registration Statement, the Disclosure Package and the Final Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except as (i) are described in the Registration Statement, the Disclosure Package and the Final Prospectus, (ii) are permitted under the Credit Agreement and the Term Loan or (iii) would not result in a Material Adverse Effect; any other real property and buildings held under lease by the Vanguard Parties are held by them under valid, subsisting and enforceable leases with such exceptions as could not reasonably be expected to have a Material Adverse Effect; and the working interests derived from oil, natural gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Vanguard Parties reflect in all material respects the right of the Vanguard Parties to explore, develop or produce hydrocarbons as described in the Disclosure Package and the Final Prospectus from such real property, and the care taken by the Vanguard Parties with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Vanguard Parties operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(gg) None of the Vanguard Parties is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its certificate of formation, certificate of limited partnership, certificate of incorporation, limited liability company agreement, agreement of limited partnership, bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over the any of the Vanguard Parties or any of their properties, as applicable, which breach, default or violation, in the case of clauses (ii) and (iii) above, would, if continued, have, individually or in the aggregate, a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Final Prospectus and any Permitted Free Writing Prospectus. To the knowledge of the Vanguard Parties, no third party to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Vanguard Parties is a party or by which any of them is bound or to which any of their properties is subject or (ii) the Operative Agreements is in default under any such agreement, which default would, if continued, have a Material Adverse Effect; and no party to any such agreement has asserted that any of the Vanguard Parties as a party thereto is in such default under any such agreement.

(hh) BDO USA, LLP and Ernst & Young LLP, who have each certified certain financial statements (including the related notes and supporting schedules) filed with the Commission as part of the Registration Statement and included in or incorporated by reference into the Disclosure Package and the Final Prospectus and delivered their reports related thereto, are independent registered public accounting firms with respect to the Vanguard Parties within the meaning of the Act and the applicable published rules and regulations thereunder and were such during the periods covered by the financial statements on which they reported.

(ii) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery by the Vanguard Parties of this Agreement or the issuance or sale by the Company of the Units.

(jj) Each of the Vanguard Parties has filed in a timely manner all federal, state and local tax returns that are required to be filed or has requested extensions thereof, which returns or extension requests are correct and complete in all material respects, and has paid in a timely manner all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) where the failure to pay would not have a Material Adverse Effect.

(kk) No labor problem or dispute with the employees of any of the Vanguard Parties exists or is threatened or imminent, and the Vanguard Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Vanguard Parties’ principal suppliers, contractors or customers that could have a Material Adverse Effect.

(ll) The Vanguard Parties maintain insurance covering their respective properties, operations, personnel and businesses as each of the Vanguard Parties reasonably deems adequate; such insurance insures against losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Vanguard Parties and their respective businesses; all such insurance is fully in force; and none of the Vanguard Parties has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(mm) None of ENP Finance, ENP GP, ENP LP, VNG, VNR Finance or any of the ENP Operating Subsidiaries or VNG Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution of cash on its equity interests, from repaying to the Company any loans or advances to ENP Finance, ENP GP, ENP LP, VNG, VNR Finance or such ENP Operating Subsidiary or VNG Operating Subsidiary from the Company, except in each case as described in or contemplated by the Disclosure Package and the Final Prospectus.

(nn) The Vanguard Parties possess all such valid and current licenses, certificates, permits and other authorizations issued by the appropriate, federal, state or local regulatory authorities as are necessary to own or lease their respective properties and to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not have a Material Adverse Effect; and none of the Vanguard Parties has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(oo) The Vanguard Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Vanguard Parties’ internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) are effective and the Vanguard Parties are not aware of any material weakness in the internal controls over financial reporting.

(pp) The Vanguard Parties maintain “disclosure controls and procedures” (to the extent required by and as defined in Rule 13a-15 under the Exchange Act); and such disclosure controls and procedures are effective.

(qq) The Vanguard Parties have not taken and will not take, directly or indirectly, any action that would constitute, or that is designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(rr) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, (i) and except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Vanguard Parties is in violation of any federal, state or local law, regulation, order, permit or other legally enforceable requirement relating to pollution or protection of human health (to the extent relating to exposure to Materials of Environmental Concern) or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of any of the Vanguard Parties under applicable Environmental Laws as those respective businesses are currently being operated, nor has any of the Vanguard Parties received any written communication, whether from a governmental authority, citizens group or employee, that alleges that any of the Vanguard Parties is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority for which any of the Vanguard Parties has received written notice, and no investigation by a governmental authority with respect to which any of the Vanguard Parties has received written notice, in either case alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material or Environmental Concern at any location owned, leased or operated by any of the Vanguard Parties (collectively, “Environmental Claims”), currently pending against any of the Vanguard Parties or any person or entity whose liability for any Environmental Claim any of the Vanguard Parties has retained or assumed either contractually or by operation of law, and the Vanguard Parties have received no written notice from any person or entity making an Environmental Claim; (iii) and, except as would not, individually or in the aggregate, have a Material Adverse Effect, to the knowledge of the Vanguard Parties, there are no past or present circumstances, conditions or events, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law, require capital expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of the ENP Operating Subsidiaries or VNG Operating Subsidiaries or against any person or entity whose liability for any Environmental Claim any of the Vanguard Parties has retained or assumed either contractually or by operation of law and such liability remains in existence; and (iv) none of the Vanguard Parties is subject to any pending or, to the knowledge of the Vanguard Parties, threatened proceeding under Environmental Law (but only to the extent that such Environmental Law regulates discharges into the environment or has been enacted or adopted primarily for the purpose of protecting the environment) to which a governmental authority is a party and which has the potential to result in monetary sanctions of $100,000 or more.

(ss) In the ordinary course of business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Vanguard Parties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(tt) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by any of the Vanguard Parties and is subject to Section 302 of ERISA, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Vanguard Parties has fulfilled its obligations, if any, under Section 515 of ERISA; none of the Vanguard Parties maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by any of the Vanguard Parties is in compliance in all material respects with the currently applicable provisions of ERISA; and none of the Vanguard Parties has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(uu) Any statistical and market-related data included in the Disclosure Package and the Final Prospectus is based on or derived from sources the Vanguard Parties believe to be reliable and accurate, and the Vanguard Parties have obtained the written consent to the use of such data from such sources to the extent required.

(vv) There are no relationships or related party transactions involving the Vanguard Parties or any other person required to be described in the Preliminary Prospectus or the Final Prospectus that have not been described as required.

(ww) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Vanguard Parties to or for the benefit of any of the officers, directors or managers of any of the Vanguard Parties or any affiliate thereof, except as disclosed in the Disclosure Package and the Final Prospectus.

(xx) The Company has taken all necessary actions to ensure that the Vanguard Parties and their respective officers, directors and managers, in their capacities as such, are and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and The New York Stock Exchange, Inc. (the “NYSE”) that are effective and applicable to the Vanguard Parties.

(yy) None of the Vanguard Parties, the managers, directors, officers and employees of the Vanguard Parties or, to the knowledge of the Vanguard Parties, any agent or other person associated with or acting on behalf of the any of the Vanguard Parties is aware of, or has taken any action, directly or indirectly, that would result in, a violation by such persons of the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Vanguard Parties and, to the knowledge of the Vanguard Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(zz) The operations of the Vanguard Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Vanguard Parties with respect to the Money Laundering Laws is pending or threatened.

(aaa) None of the Vanguard Parties nor, to the knowledge of the Vanguard Parties, any director, manager, officer, agent, employee or affiliate of any of the Vanguard Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Vanguard Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by any Vanguard Party to be currently subject to any U.S. sanctions administered by OFAC.

(bbb) ENP OLLC, VNG and Permian are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(ccc) Except as disclosed in the Disclosure Package and the Final Prospectus, none of the Vanguard Parties has any material lending or other relationship with any bank or lender, in either case known by the Vanguard Parties to be an affiliate of any Underwriter. The Company intends to use the proceeds from the sale of the Units hereunder as described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Final Prospectus.

(ddd) None of the Vanguard Parties has distributed any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives in accordance with Section 5 hereof or included in Schedule III hereto and the Registration Statement.

(eee) Except as described in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any of the Vanguard Parties and any person that would give rise to a valid claim against any of the Vanguard Parties or any Underwriter for a brokerage commission, finder’s fee or other like payments in connection with any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii) The Selling Unitholder represents and warrants to, and agrees with, each Underwriter that:

(a) The Selling Unitholder has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the state of Delaware, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business.

(b) The Selling Unitholder has all requisite power and authority to execute and deliver this Agreement and to enter into and perform its obligations hereunder. The Selling Unitholder has all requisite limited liability company power and authority to sell and deliver the Selling Unitholder Underwritten Units, in accordance with and upon the terms and conditions set forth in this Agreement. On the Closing Date and on each settlement date, all limited liability company action required to be taken by the Selling Unitholder or by any of its members for (i) the sale and delivery of the Selling Unitholder Underwritten Units, and (ii) the consummation of the transactions contemplated by this Agreement with respect to the Selling Unitholder and Selling Unitholder Underwritten Units shall have been validly taken.

(c) The Selling Unitholder is the owner of record and beneficial owner of the Units to be sold by it hereunder, free and clear of all liens, encumbrances, equities and claims and, assuming that each Underwriter acquires its interest in the Units it has purchased from the Selling Unitholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“NY UCC”)), each Underwriter that has purchased such Units delivered on the Closing Date to The Depository Trust Company (“DTC”), and that has had such Units credited to the securities account or accounts of such Underwriter maintained with DTC, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the NY UCC) to such Units purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the NY UCC) may be asserted against such Underwriter with respect to such Units.

(d) None of the offering or sale of the Selling Unitholder Underwritten Units, the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated herein conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Unitholder pursuant to, (i) the certificate of formation or limited liability company agreement or other organizational document of the Selling Unitholder, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Unitholder is a party or bound or to which the property of the Selling Unitholder is subject, or (iii) (assuming the accuracy of the Company’s representations and warranties in Section 1(i) hereof and compliance with its covenants herein) any statute, law, rule, regulation, judgment, order or decree, applicable to the Selling Unitholder, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Unitholder or any of its properties, that in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus with respect to the Selling Unitholder and the Selling Unitholder Underwritten Units.

(e) Except such as have been obtained or made by the Selling Unitholder or the Company under the Act, the Exchange Act and applicable state securities laws (and assuming the accuracy of the Company’s representations and warranties in Section 1(i) hereof and compliance with its covenants herein), no consent, approval, authorization or order of or filing with any court or governmental agency or body is required for the execution, delivery and performance by the Selling Unitholder of this Agreement or the consummation of the transactions contemplated herein and in the Disclosure Package and the Final Prospectus with respect to the Selling Unitholder and the Selling Unitholder Underwritten Units.

(f) The information in the Registration Statement, Disclosure Package and the Final Prospectus under the caption “Selling Unitholder” that was furnished by or on behalf of the Selling Unitholder expressly for use in the Registration Statement, Disclosure Package and the Final Prospectus does not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided that amendments or supplements affecting such information are made by or with the prior approval of the Selling Unitholder.

(g) The Selling Unitholder:  (i) has no reason to believe that the representations and warranties of the Company contained in Section 1(i) hereof are not true and correct; (ii) is familiar with the Registration Statement, the Disclosure Package (each, as of the time of the execution and delivery of this Agreement) and the Final Prospectus (as of the Closing Date) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement and the Disclosure Package (each, as of the time of the execution and delivery of this Agreement) and the Final Prospectus (as of the Closing Date) that has resulted in or may result in a Material Adverse Effect; and (iii) is not prompted to sell the Selling Unitholder Underwritten Units by any information concerning the Company which is not set forth in the Registration Statement and the Disclosure Package.

Any certificate signed by the Selling Unitholder or any officer of the Selling Unitholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Selling Unitholder, as to the matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell, and the Selling Unitholder agrees to sell, severally and not jointly, to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and from the Selling Unitholder, at the purchase price set forth in Schedule I hereto, the number of Company Underwritten Units or Selling Unitholder Underwritten Units, as applicable, set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,070,588 Option Units at the same purchase price per unit as the Underwriters shall pay for the Underwritten Units pursuant to Section 2(a) hereof.  Such option may be exercised only to cover over-allotments in the sale of the Underwritten Units by the Underwriters.  Such option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written, telegraphic or electronic notice by the Representatives to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment.  Delivery of and payment for the Underwritten Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on January 24, 2012, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for such Units being herein called the “Closing Date”).  Delivery of such Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company or the Selling Unitholder, as applicable, by wire transfer payable in same-day funds to an account specified by the Company or the Selling Unitholder, as applicable.  Delivery of the Underwritten Units and the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver through the facilities of DTC the Option Units (at the expense of the Company) to the Representatives, at 375 Park Avenue, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of such option), for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Option Units occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

5. Agreements.

(i) The Vanguard Parties agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Units, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Representatives may reasonably request.

(c) If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Underwriters in such quantities as the Representatives may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish (or otherwise make available) to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter and the Selling Unitholder a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives or the Selling Unitholder may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction in which it is not now so subject.

(g) The Company agrees that, without the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not, without the prior written consent of Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any  Common Units other than the Units or any securities convertible into, or exercisable or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement (such 60-day period, the “Lock-Up Period”); provided, however, that the Company may (A) issue and sell Common Units and Class B Units pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit plan of the Company (including the Company’s long-term incentive plan and Class B Unit plan) in effect at the Execution Time, (B) issue and sell Common Units in a private transaction exempt from registration under the Act; provided, however, that any purchasers in such transaction must execute and deliver to the Representatives a lock-up letter agreement in the form of Exhibit A hereto, and (C) issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i) None of the Vanguard Parties will take, directly or indirectly, any action that would constitute, or that is designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(j) The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(ii) The Selling Unitholder agrees with the several Underwriters that:

(a) The Selling Unitholder will not take, directly or indirectly, any action designed to, that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(b) The Selling Unitholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Selling Unitholder Underwritten Units by an underwriter or dealer may be required under the Act, of (i) any material change in information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Unitholder or (ii) any new material information relating to the Company or relating to any matter stated in the Final Prospectus or any Free Writing Prospectus which comes to the attention of the Selling Unitholder.

(c) The Selling Unitholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Units.

(d) The Selling Unitholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriters of the Units to be purchased by them from the Selling Unitholder.

6. Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Unitholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Vanguard Parties and the Selling Unitholder made in any certificates pursuant to the provisions hereof, to the performance by the Vanguard Parties and the Selling Unitholder of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Vinson & Elkins L.L.P., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof and addressed to the Underwriters, substantially in the form attached hereto as Exhibit B-1.

(c) The Company shall have requested and caused Wyatt, Tarrant & Combs LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof and addressed to the Underwriters, substantially in the form attached hereto as Exhibit B-2.

(d) The Selling Unitholder shall have requested and caused Baker Hostetler, counsel for the Selling Unitholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, substantially in the form attached hereto as Exhibit B-3.

(e) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Unitholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, each Issuer Free Writing Prospectus, the Final Prospectus, any supplements or amendments to any of the foregoing, each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date (or the settlement date pursuant to Section 3 hereof, as the case may be) with the same effect as if made on the Closing Date (or any settlement date pursuant to Section 3 hereof, as the case may be) and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date (or the settlement date pursuant to Section 3 hereof, as the case may be);

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) The Selling Unitholder shall have furnished to the Representatives a certificate, signed by an officer of the Selling Unitholder, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, in each case as they relate to the Selling Unitholder, and that the representations and warranties of the Selling Unitholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(h) The Company shall have requested and caused BDO USA, LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm with respect to the Company, the private sellers and their affiliates within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and the PCAOB and stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representatives, confirming that it is an independent registered public accounting firm with respect to the Company, the private sellers and their affiliates within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and the PCAOB and stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 6(i) hereof or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(k) The Company shall have requested and caused D&M to have furnished to the Representatives, at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, letters, dated as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, respectively, in form and substance satisfactory to the Representatives, covering certain matters relating to information about the reserves of the Company presented in the Disclosure Package (with respect to a letter dated as of the Execution Time) or the Final Prospectus (with respect to letters dated the Closing Date and any settlement date pursuant to Section 3 hereof).

(l) The Units shall have been listed and admitted and authorized for trading on NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(m)  At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company, each addressed to the Representatives.

(n) Prior to the Closing Date or any settlement date pursuant to Section 3 hereof, as the case may be, the Vanguard Parties and the Selling Unitholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and the Selling Unitholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 3 hereof.

7. Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of a termination pursuant to clause (i) of Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Unitholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Wells Fargo Securities, LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.  In the case of a termination pursuant to either of clauses (ii) or (iii) of Section 10 hereof, the Company will reimburse the Underwriters severally through Wells Fargo Securities, LLC on demand for one-half of all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a)  The Vanguard Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, and each person who controls any Underwriter or any such affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Units, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Vanguard Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information consists of the information described as such in Section 8(c) hereof.  This indemnity agreement will be in addition to any liability which the Vanguard Parties may otherwise have.

(b) The Selling Unitholder agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, and each person who controls any Underwriter or any such affiliate within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact furnished to the Company by or on behalf of the Selling Unitholder and contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Units, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Unitholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information consists of the information described as such in Section 8(c) hereof.  This indemnity agreement will be in addition to any liability which the Selling Unitholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Vanguard Parties, each of their directors or members of boards of managers, each of their officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Unitholder, each of its directors or members of boards of managers and each person who controls the Selling Unitholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Vanguard Parties and the Selling Unitholder, respectively, to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters severally confirm and the Vanguard Parties and the Selling Unitholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting” or “Plan of Distribution,” (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b), or (c) above, as applicable, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve it from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above, as applicable.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party.

(e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Vanguard Parties, the Selling Unitholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Vanguard Parties, the Selling Unitholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Vanguard Parties, the Selling Unitholder and by the Underwriters from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Vanguard Parties, the Selling Unitholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Vanguard Parties, the Selling Unitholder and of the Underwriters, respectively, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Vanguard Parties and the Selling Unitholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Unitholder, respectively, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Vanguard Parties, the Selling Unitholder or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Vanguard Parties, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Vanguard Parties, and each person who controls the Selling Unitholder within the meaning of the Act or the Exchange Act and each director, officer, employee and agent of the Selling Unitholder shall have the same rights to contribution as such Selling Unitholder, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule II hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Unitholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Unitholder prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Company’s Common Units shall have been suspended by the Commission or NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Unitholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Unitholder or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (fax no. (212) 214-5918); if sent to the Selling Unitholder, will be mailed, delivered or telefaxed to Denbury Onshore, LLC, Attention: Mark C. Allen, Senior Vice President and Chief Financial Officer, 5320 Legacy Drive, Plano, Texas 75024; or, if sent to the Vanguard Parties, will be mailed, delivered or telefaxed to Vanguard Natural Resources, LLC, Attention: Scott W. Smith, Chief Executive Officer, 5847 San Felipe, Suite 3000, Houston, Texas 77057 (fax no.: 832-327-2260).

13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Company and the Selling Unitholder hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Unitholder, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Unitholder and (c) the engagement of the Underwriters by the Company and the Selling Unitholder in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Unitholder agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Unitholder on related or other matters).  Each of the Company and the Selling Unitholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial.  Each of the Company, the Selling Unitholder and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(i)(a) hereof contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus relating to the Units and that is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(i)(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Vanguard Parties, the Selling Unitholder and the several Underwriters.

Very truly yours,

VANGUARD NATURAL RESOURCES, LLC

By: /s/ Scott W. Smith
Name: Scott W. Smith
Title: President & Chief Executive Officer

DENBURY ONSHORE, LLC

By: /s/ Mark C. Allen
Name: Mark C. Allen,
Title: Senior Vice President and Chief
Financial Officer
VANGUARD NATURAL GAS, LLC,

By:	Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

TRUST ENERGY COMPANY, LLC
ARIANA ENERGY, LLC
VNR HOLDINGS, LLC
VANGUARD PERMIAN, LLC

By:	Vanguard Natural Gas, LLC,
their sole manager

By:	Vanguard Natural Resources, LLC,
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE ENERGY PARTNERS GP LLC

By:	Vanguard Natural Gas, LLC,
its sole member

By:	Vanguard Natural Resources, LLC,
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE ENERGY PARTNERS LP,

By:	Encore Energy Partners GP LLC,
its general partner

By:	Vanguard Natural Gas, LLC,
its sole member

By:	Vanguard Natural Resources, LLC,
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE ENERGY PARTNERS OPERATING LLC

By:	Encore Energy Partners LP
its sole director

By:	Encore Energy Partners GP LLC
its general partner

By:	Vanguard Natural Gas, LLC
its sole member

By: Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

ENCORE CLEAR FORK PIPELINE LLC

By:	Encore Energy Partners Operating LLC
its sole manager

By: Encore Energy Partners LP
its sole director

By: Encore Energy Partners GP LLC
its general partner

By: Vanguard Natural Gas, LLC
its sole member

By: Vanguard Natural Resources, LLC
its sole manager

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Barclays Capital Inc.
UBS Securities LLC
RBC Capital Markets, LLC

For themselves and the
several Underwriters
named in Schedule II hereto.

Wells Fargo Securities, LLC

By: /s/ David Herman
Name: David Herman
Title: Director

Citigroup Global Markets Inc.

By: /s/John Bishop
Name: John Bishop
Title: Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: /s/Oscar K. Brown
Name: Oscar K. Brown
Title: Managing Director

Barclays Capital Inc.

By: /s/Victoria Hale
Name: Victoria Hale
Title: Vice President

UBS Securities LLC

By: /s/Michael Buckingham
Name: Michael Buckingham
Title: Executive Director

By: /s/Bimal Amin
Name: Bimal Amin
Title: Associate Director

RBC Capital Markets, LLC

By: /s/ Brett Pancamo
Name: Brett Pancamo
Title: Managing Director

SCHEDULE I

Underwriting Agreement dated January 19, 2012

Registration Statement No. 333-179050

Representatives:                    Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
UBS Securities LLC
RBC Capital Markets, LLC

Title, Purchase Price and Description of Units:

Title: Common Units

Number of Underwritten Units to be sold by the Company: 4,000,000

Number of Underwritten Units to be sold by the Selling Unitholder: 3,137,255

Number of Option Units to be sold by the Company: 1,070,588

Price per Common Unit to Public (include accrued distributions, if any): $27.71

Price per Common Unit to the Underwriters – total: $26.63

Other provisions: None

Closing Date, Time and Location:  January 24, 2012 at 10:00 a.m. at Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002

Type of Offering:  Non-Delayed

Date referred to in Section 5(i)(h) hereof after which the Company may offer or sell securities issued by the Company without the consent of Wells Fargo Securities, LLC:  March 20, 2012

SCHEDULE II

	Number of Underwritten Units to be Purchased
Underwriters	Company Underwritten Units	Selling Unitholder Underwritten Units	Total Underwritten Units
Wells Fargo Securities, LLC	668,000	523,923	1,191,923
Citigroup Global Markets Inc.	668,000	523,923	1,191,923
Merrill Lynch, Pierce, Fenner & Smith Incorporated	550,400	431,686	982,086
Barclays Capital Inc.	550,400	431,686	982,086
UBS Securities LLC	550,400	431,686	982,086
RBC Capital Markets, LLC	392,800	308,078	700,878
Robert W. Baird & Co. Incorporated	160,000	125,490	285,490
Stifel, Nicolaus & Company, Incorporated	160,000	125,490	285,490
Oppenheimer & Co. Inc.	120,000	94,117	214,117
Wunderlich Securities, Inc.	80,000	62,745	142,745
BMO Capital Markets Corp.	75,000	58,823	133,823
Janney Montgomery Scott LLC	25,000	19,608	44,608
Total	4,000,000	3,137,255	7,137,255

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None

SCHEDULE IV

Schedule of Foreign Qualifications

Vanguard Natural Resources, LLC	Texas and Kentucky
Vanguard Natural Gas, LLC	Texas
VNR Holdings, LLC	Texas
Trust Energy Company, LLC	None
Ariana Energy, LLC	Kentucky
Vanguard Permian, LLC	New Mexico and Texas
VNR Finance Corp.	None
Encore Energy Partners GP LLC	Texas
Encore Energy Partners LP	Texas
Encore Energy Partners Operating LLC	Montana, Wyoming, Texas and North Dakota
Encore Energy Partners Finance Corporation	Texas
Encore Clear Fork Pipeline LLC	Montana, Wyoming and Texas

EXHIBIT A

[Letterhead of officer, director or major unitholder

of Vanguard Natural Resources, LLC]

Vanguard Natural Resources, LLC

Public Offering of Common Units

January 19, 2012

Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
UBS Securities LLC
RBC Capital Markets, LLC

As Representatives of the several Underwriters
named in Schedule II to the Underwriting
Agreement referenced herein

c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Vanguard Natural Resources, LLC, a limited liability company organized under the laws of Delaware (the “Company”), Denbury Onshore, LLC, as selling unitholder, and you, as Representatives of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited liability company interests in the Company (“Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Company or any securities convertible into or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (such 60-day period, the “Lock-Up Period”), other than Common Units disposed of as bona fide gifts approved by Wells Fargo Securities, LLC; provided that the recipients of such gifts agree to be bound by the terms of this agreement to the same extent as they would be if they were parties hereto.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Name:
Address:

EXHIBIT B-1

FORM OF COMPANY’S COUNSEL OPINION

(a) each of the Company, Encore Pipeline, ENP GP, ENP LP, ENP OLLC, VNR Holdings and Permian is validly existing in good standing as a limited liability company or limited partnership, as the case may be, under the laws of State of Delaware, with full limited liability company or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct the business in which it is engaged (and in the case of ENP GP, the power and authority necessary to act as the general partner of ENP LP), and to enter into and perform its obligations under the Underwriting Agreement and is duly registered or qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction set forth opposite its name on Annex I;

(b) the Company directly or indirectly owns 100% of the outstanding limited liability company interests in ENP GP, VNR Holdings and Permian, all such limited liability company interests have been duly authorized and validly issued in accordance with the ENP GP LLC Agreement, the VNR Holdings LLC Agreement or the Permian LLC Agreement, as applicable, and are fully paid (to the extent required in the ENP GP LLC Agreement, the VNR Holdings LLC Agreement or the Permian LLC Agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Company directly or indirectly owns all such limited liability company interests, free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and the Term Loan and except for restrictions on transferability as described in the Registration Statement or the Disclosure Package), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware LLC Act;

(c) ENP GP is the sole general partner of ENP LP and directly owns a 1.1% general partner interest in ENP LP, such general partner interest has been duly authorized and validly issued in accordance with the ENP LP Partnership Agreement, is fully paid and nonassessable and ENP GP directly owns such general partner interest free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and the Term Loan and except for restrictions on transferability as described in the Registration Statement or the Disclosure Package), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ENP GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware Revised Uniform Limited Partnership Act.

(d) ENP LP directly owns 100% of the outstanding limited liability company interests in ENP OLLC; all such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Operating Subsidiary LLC Agreement and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and ENP LP directly owns all such limited liability company interests, free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and the Term Loan and except for restrictions on transferability as described in the Registration Statement or the Disclosure Package), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ENP LP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware LLC Act;

(e) ENP OLLC directly owns 100% of the outstanding limited liability company interests in Encore Pipeline; all such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Operating Subsidiary LLC Agreement and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and ENP OLLC directly owns all such limited liability company interests, free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and the Term Loan and except for restrictions on transferability as described in the Registration Statement or the Disclosure Package), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming ENP OLLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware LLC Act;

(f) VNG directly owns 100% of the limited partner interests in ENP LP, such limited partner interests have been duly authorized and validly issued in accordance with the ENP LP Partnership Agreement, are fully paid and nonassessable and VNG directly owns such limited partner interests free and clear of all liens, encumbrances (other than those permitted or arising under the Credit Agreement and the Term Loan and except for restrictions on transferability as described in the Registration Statement or the Disclosure Package), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming VNG as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable provisions of the Delaware Revised Uniform Limited Partnership Act.

(g) the Units to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement have been duly authorized in accordance with the Company LLC Agreement and, when issued and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement and the Company LLC Agreement, will be validly issued, fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Units, when issued and delivered against payment therefor in accordance with the Underwriting Agreement and the Company LLC Agreement, will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus;

(h) (A) except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any equity securities of any of the Company, Encore Pipeline, ENP GP, ENP LP, ENP OLLC, VNR Holdings or Permian; (B) except as described in the Disclosure Package and the Final Prospectus, to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests in, common stock of, limited partner interest in, general partner interest in or other ownership interests in the Company, Encore Pipeline, ENP GP, ENP LP, ENP OLLC, VNR Holdings or Permian are outstanding; and (C) to the knowledge of such counsel, none of the filing of the Registration Statement, the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Company, Encore Pipeline, ENP GP, ENP LP, ENP OLLC, VNR Holdings or Permian, in the case of clauses (A) and (C), under the applicable Operative Agreement, the Delaware LLC Act, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law or any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Company, Encore Pipeline, ENP GP, ENP LP, ENP OLLC, VNR Holdings or Permian is a party or bound or to which their property is subject and that is filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 or any Quarterly Report on Form 10-Q or any Current Report on Form 8-K filed by the Company since January 1, 2011, except for those rights set forth in Article 5 of the Company LLC Agreement, which rights have been waived in full in respect of this offering of the Units;

(i) to such counsel’s knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required by the Act; and the statements included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus under the headings “The Offering,” “Description of Our Common Units,” “Cash Distribution Policy,” “Description of Our Limited Liability Company Agreement,” “Material Tax Considerations,” and “Material Tax Consequences” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Common Units and Class B Units conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus;

(j) the Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened by the Commission, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and reserve information contained therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

(k) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(l) none of the Vanguard Parties is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended;

(m) the Company has all necessary limited liability company power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement and the Company LLC Agreement;

(n) each of the Operative Agreements to which the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian is a party (i) has been duly authorized, executed and delivered by the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian, as the case may be, and (ii) assuming the due authorization, execution and delivery by each party thereto other than the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian, constitutes a valid and legally binding obligation of the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian, as the case may be, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing and (C) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

(o) except such as have been obtained under the Act and the Exchange Act and as may be required under applicable state securities or “Blue Sky” laws, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by the Underwriting Agreement, the Disclosure Package and the Final Prospectus;

(p) none of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus, the execution, delivery or performance of the Underwriting Agreement or the consummation of any of the transactions contemplated therein, conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of any of the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian pursuant to,  (i) the certificate of formation, certificate of limited partnership, certificate of incorporation, limited liability company agreement, agreement of limited partnership, bylaws or other organizational documents of any of the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian is a party or bound or to which their property is subject and that is filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 or any Quarterly Report on Form 10-Q or any Current Report on Form 8-K filed by the Company since January 1, 2011, (iii) the Delaware LLC Act, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law, the laws of the State of Texas or federal law, or (iv) any judgment, order or decree known to such counsel of any Texas, federal or Delaware court, governmental agency or body having jurisdiction over any of the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian or any of their properties or assets, excluding those conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the Company, Encore Pipeline, ENP GP, ENP LP, VNR Holdings or Permian to perform their obligations under the Underwriting Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws; and

(q) the opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

In addition, such counsel shall state that, because it has not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus (except to the extent set forth in paragraph (j) above), such counsel is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. Such counsel shall state it has participated, however, in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed. Based on the foregoing (reasonably relying as to factual matters in respect of the determination of materiality to a significant extent upon statements made by officers and other representatives of the Company), such counsel shall state no facts have come to such counsel’s attention that lead such counsel to believe that (i) the Registration Statement (other than (A) the financial statements and related schedules included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (B) the other financial, accounting and reserve data included or incorporated by reference therein and (C) representations and warranties and other statements of fact included in the exhibits therein, as to which such counsel need not comment), as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than (A) the financial statements and related schedules included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (B) the other financial, accounting and reserve data included or incorporated by reference therein and (C) representations and warranties and other statements of fact included in the exhibits therein, as to which such counsel need not comment), as of 8:30 a.m. (Eastern time) on January 19, 2012, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus (other than (A) the financial statements and related schedules included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (B) the other financial, accounting and reserve data included or incorporated by reference therein and (C) representations and warranties and other statements of fact included in the exhibits therein, as to which such counsel need not comment), as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel’s opinion may be limited to matters governed by the federal laws of the United States of America to the extent specifically referred to therein, the Delaware General Corporation Law, the Delaware LLC Act, the Delaware Revised Uniform Limited Partnership Act, the laws of the State of Texas, and the laws of the State of New York and such counsel need not express any opinion as to the law of any other jurisdiction. Such counsel need not express any opinion with respect to the title of any of the Vanguard Parties to any of their respective real or personal property, and such counsel need not express any opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the members or shareholders of any of the Vanguard Parties may be subject.

EXHIBIT B-2

FORM OF LOCAL COMPANY’S COUNSEL OPINION

(a) each of VNG, AE and TEC (each, a “Covered Entity”) has been duly formed and is validly existing in good standing as a limited liability company under the laws of its state of formation, with full limited liability company power and authority to own, lease and operate its properties and to conduct its business in which it is engaged and to enter into and perform its obligations under (A) the Underwriting Agreement and (B) the Operative Agreements other than the Company LLC Agreement, the VNR Finance Organizational Documents, the VNR Holdings LLC Agreement and the Permian LLC Agreement (the “Covered Agreements”), and is duly registered or qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction which requires such registration or qualification;

(b) the Company directly owns 100% of the outstanding limited liability company interests in VNG; all such limited liability company interests have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required in such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by the applicable provisions of the limited liability company law applicable to VNG); and the Company directly owns all such limited liability company interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Final Prospectus and except for such liens as may be imposed or permitted under the Credit Agreement and the Term Loan), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of Delaware, or (B) otherwise known to us, without independent investigation, other than those created by or arising under the applicable provisions of the limited liability company law applicable to VNG;

(c) VNG directly owns 100% of the outstanding limited liability company interests in each of AE and TEC; all such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Operating Subsidiary LLC Agreement and are fully paid (to the extent required in the applicable Operating Subsidiary LLC Agreement) and nonassessable (except as such nonassessability may be affected by the applicable provisions of the limited liability company law applicable to each of AE and TEC); and VNG directly owns all such limited liability company interests, free and clear of all liens, encumbrances (except (i) restrictions on transferability as described in the Final Prospectus, (ii) the UCC-1 Financing Statement 2007-222614-12 dated February 28, 2007, filed with the Secretary of State of the Commonwealth of Kentucky and naming Citibank, N.A., as Administrative Agent, and (iii) such liens as may be imposed or permitted or arise under the Credit Agreement and the Term Loan), security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the Commonwealth of Kentucky naming VNG as debtor is on file in the office of the Secretary of State of the Commonwealth of Kentucky, or (B) otherwise known to us, without independent investigation, other than those created by or arising under the applicable provisions of the respective limited liability company laws applicable to each of AE and TEC;

(d) the Underwriting Agreement has been duly authorized and validly executed and delivered by each Covered Entity;

(e) each of the Covered Agreements to which any Covered Entity is a party has been duly authorized, executed and delivered by each such Covered Entity that is a party thereto;

(f) assuming the due authorization, execution and delivery by each of the Company, VNR Holdings, VNR Finance and Permian and each other party thereto other than a Covered Entity, each of the Covered Agreements constitutes a valid and legally binding agreement of VNG, AE or TEC, as the case may be, enforceable against VNG, AE or TEC, as the case may be, in accordance with its respective terms; provided that with respect to each of the Covered Agreements, the enforceability thereof may be limited (a) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) public policy, applicable law relating to fiduciary duties, indemnification and contribution and an implied covenant of good faith and fair dealing and (c) in the case of the enforceability of equitable rights and remedies provided for in such agreements, equitable defenses and judicial discretion;

(g) (A) except for restrictions on transfer contained in the Covered Agreements or as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights under any of the Covered Agreements to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any equity securities of any Covered Entity; (B) to our knowledge, except as described in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for limited liability company interests or other ownership interests in any Covered Entity are outstanding; and (C) to our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Covered Entity, in the case of clauses (A) and (C), under the applicable Covered Agreement or the respective laws of the states of formation for each of VNG, AE and TEC;

(h) no consent, approval, authorization or order of or filing with any court or governmental agency or body is required for the execution, delivery and performance of any of the Covered Agreements by any Covered Entity that is a party thereto and the consummation of the transactions contemplated by the Underwriting Agreement and in the Disclosure Package and Final Prospectus, except in each case for such consents, approvals, authorizations, filing or orders (i) as have been obtained, (ii) as may be made by the Company under the Act, the Exchange Act and applicable state securities or “Blue Sky” laws, as to which we express no opinion, (iii) as may be required pursuant the statutes and regulations of the Commonwealth of Kentucky or the State of Tennessee relating to the licensing, transfer or operation of oil and/or gas wells, as to which we express no opinion, or (iv) the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect;

(i) none of the offering, issuance or sale of the Units, the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus, the execution, delivery or performance of the Underwriting Agreement by any Covered Entity that is a party thereto or the consummation of any of the transactions contemplated therein, conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of any Covered Entity pursuant to, (i) the certificate of formation, limited liability company agreement, or other organizational documents of any Covered Entity, (ii) the terms of any agreement or instrument filed as an exhibit to the Registration Statement or any document incorporated by reference into the Preliminary Prospectus or Final Prospectus to which any Covered Entity is a party or bound or to which their property is subject, (iii) the laws of the Commonwealth of Kentucky or the State of Tennessee or federal law, or (iv) any judgment, order or decree known to us that is applicable to any Covered Entity of any Kentucky, Tennessee or federal court or governmental agency or body having jurisdiction over any Covered Entity or any of their properties, excluding those conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), that would not reasonably be expected to have a Material Adverse Effect or could not materially impair the ability of any of the Covered Entities to perform their obligations under the Underwriting Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws, tax laws or antifraud laws; and

(j) to our knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Vanguard Parties or its or their property of a character required to be disclosed in the Registration Statement which is not disclosed in the Preliminary Prospectus and the Final Prospectus.

EXHIBIT B-3

FORM OF SELLING UNITHOLDER’S COUNSEL OPINION

(a) The Selling Unitholder has been duly formed and is validly existing in good standing as a limited liability company under the laws of its state of formation with limited liability company power and authority to perform its obligations under the Underwriting Agreement and to sell, transfer and deliver the Selling Unitholder Underwritten Units pursuant to the Underwriting Agreement.

(b) The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Unitholder.

(c) Assuming that each Underwriter acquires its interest in the Units it has purchased from the Selling Unitholder without notice of any adverse claim (within the meaning of Section 8-105 of the NY UCC), each Underwriter that has purchased such Units delivered on the Closing Date to DTC, and that has had such Units credited to the securities account or accounts of such Underwriter maintained with DTC, will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the NY UCC) with respect to such Units purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the NY UCC) may be asserted against such Underwriter with respect to such securities entitlement.

(d) None of the offering or sale of the Selling Unitholder Underwritten Units, the execution, delivery or performance of the Underwriting Agreement or the consummation of any of the transactions contemplated herein conflicts or will conflict with, or results or will result in a breach or violation of, a default under (or an event that, with notice or lapse of time or both would constitute such an event), or the imposition of any lien, charge or encumbrance upon any property or assets of any of the Selling Unitholder pursuant to, (i) the certificate of formation or limited liability company agreement or other organizational document of the Selling Unitholder, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Selling Unitholder is a party or bound or to which the property of the Selling Unitholder is subject, in each case, listed and filed as an exhibit to an Exchange Act report, or (iii) (assuming the accuracy of the Company’s representations and warranties in Section 1(i) hereof and compliance with its covenants herein) any statute, law, rule, or regulation, or, to our knowledge, any judgment, order or decree, applicable to the Selling Unitholder, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Selling Unitholder or any of its properties, that in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated by the Underwriting Agreement and the other transactions contemplated by the Registration Statement, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus with respect to the Selling Unitholder and the Selling Unitholder Underwritten Units.

(e) Assuming the accuracy of the Company’s representations and warranties in Section 1(i) of the Underwriting Agreement and compliance with its covenants therein, no consent, approval, authorization or order of or filing with any court or governmental agency or body is required for the execution, delivery and performance by the Selling Unitholder of the Underwriting Agreement or the consummation of the transactions contemplated therein and in the Disclosure Package and the Final Prospectus with respect to the Selling Unitholder and the Selling Unitholder Underwritten Units.